Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-218546) on Form S-8 of Moog Inc. of our report dated December 23, 2025, relating to our audit of the financial statements of Moog Inc. Employee Stock Purchase Plan, which appears in this Annual Report on Form 11-K of the Moog Inc. Employee Stock Purchase Plan for the year ended September 30, 2025.

/s/ WITHUMSMITH+BROWN, P.C.
Buffalo, New York
December 23, 2025